UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2007
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-18443	52-1574808

(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
8125 North Hayden Road
Scottsdale, Arizona 85258-2463
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURE

Item 8.01 Other Events.
     Subsequent to the issuance of Medicis Pharmaceutical Corporation’s (“Medicis” or the “Company”) November 7, 2007 press release (the “Press Release”) announcing its financial results for the three and nine months ended September 30, 2007, it was determined after further consultation with specialists in our independent auditing firm that the previously reported non-refundable $10.0 million payment received in connection with the out-licensing of certain research and development projects in the third quarter of 2007 would more appropriately be reported as deferred revenue at September 30, 2007 under the guidance provided by EITF 00-21 “Revenue Arrangements with Multiple Deliverables”. Accordingly, the $10.0 million nonrefundable payment ($6.4 million after-tax) received from Medicis’ collaboration partner initially reflected as Contract Revenue in the Press Release will be reported as deferred revenue in its condensed consolidated balance sheets as of September 30, 2007, and will be recognized as revenue in future periods. This revision will have no impact on the Non-GAAP revenue, Non-GAAP net income, Non-GAAP net income per share or Cash and Cash Equivalents previously reported in the Press Release.
Medicis Pharmaceutical Corporation
Financial Impact Summary
(in thousands, except per share data)

	Three months ended
	September 30, 2007
	GAAP	Non-GAAP
Revenue:
As noted in the Press Release	$130,422	$120,422
Reduction of Contract Revenue	(10,000)	—

Net Revenue Balance	$120,422	$120,422

Net Income:
As noted in the Press Release	$29,130	$24,130
Reduction of Contract Revenue (tax-effected)	(6,370)	—

Net Income	$22,760	$24,130

Net Income (“if converted basis”)
As noted in the Press Release	$30,640	$25,640
Reduction of Contract Revenue (tax-effected)	(6,370)	—

Net Income (if converted basis)	$24,270	$25,640

Shares utilized in diluted EPS	71,155	71,155

Diluted EPS (if converted basis)
As noted in the Press Release	$0.43	$0.36
Reduction of Contract Revenue	$(0.09)	$—

Diluted EPS (if converted basis)	$0.34	$0.36

Unaudited Reconciliation of Non-GAAP adjustments is as follows:
Medicis Pharmaceutical Corporation
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share data)

	Three months ended
	September 30, 2007
	Dollar Value	EPS Impact
GAAP net income (noted in Press Release)	$29,130	$0.52

Reduction in Contract Revenue (tax-effected)	$(6,370)	$(0.11)

Adjusted GAAP net income	$22,760	$0.41

Interest expense and associated bond offering costs (tax-effected)	1,510

GAAP “if converted” net income and diluted EPS	$24,270	$0.34

Non-GAAP adjustments:

Professional fees related to Hyperion strategic collaboration agreement	2,150	0.03

Income tax effect	(780)	(0.01)

Non-GAAP “if converted” net income and diluted EPS	$25,640	$0.36

Shares used in basic net income per common share	56,120

Shares used in diluted net income per common share	71,155
Use of Non-GAAP Financial Information
     To the extent that the Company has provided non-GAAP financial information in this current report, it has done so in order to provide meaningful supplemental information regarding its operational performance and to enhance its investors’ overall understanding of its core financial performance. Management measures the Company’s performance using non-GAAP financial measures such as those that are disclosed in this current report. This information facilitates management’s internal comparisons to the Company’s historical core operating results, comparisons to competitors’ core operating results and is a basis for financial decision making. Management believes that Medicis’ investors benefit from seeing the Company’s results on the same basis as management, in addition to the GAAP presentation. In our view, the non-GAAP adjustments are informative to investors, allowing them to focus on the ongoing operations and the core results of Medicis’ business. Historically, Medicis has reported similar non-GAAP information to its investors and believes that the inclusion of comparative numbers provides consistency in the Company’s financial disclosures. This information is not in accordance with, or an alternative for, information prepared using GAAP in the United States. It excludes items, such as special charges for R&D, the impairment of long-lived assets, and litigation reserves that may have a material effect on the Company’s net income and diluted net income per common share calculated in accordance with GAAP. The Company excludes such charges and the related tax benefits when analyzing its financial results as the items are distinguishable events and have no impact to the Company’s ongoing results of operations. Management believes that by viewing the Company’s results of operations excluding these charges, investors are given an indication of the ongoing results of the Company’s operations.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2007	Medicis Pharmaceutical Corporation
	By:	/s/ Mark. A Prygocki, Sr.
Mark A. Prygocki, Sr.
Executive Vice President, Chief Financial Officer and Treasurer